As filed with the Securities and Exchange Commission on April 2, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MIDAMERICAN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Iowa	42-1425214
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Grand Avenue, Suite 500

Des Moines, Iowa 50309-2580

(515) 242-4300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J. Leighton, Esq.

Vice President, Secretary and Assistant General Counsel

MidAmerican Energy Company

666 Grand Avenue, Suite 500

Des Moines, Iowa 50309-2580

(515) 242-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Peter J. Hanlon, Esq.

J. Alan Bannister, Esq.

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

(212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filed” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer	☐

Non-accelerated filer ☑	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Debt securities	$1,500,000,000	—	$1,500,000,000	$204,600

(1)	Includes such additional principal amount of debt securities issued with an original issue discount such that the aggregate initial public offering price of all debt securities will not exceed $1,500,000,000 less the dollar amount of other debt securities previously issued.
(2)	Omitted pursuant to Rule 457(o) under the Securities Act.
(3)	Estimated in accordance with Rule 457 under the Securities Act solely for the purpose of calculating the registration fee.
(4)	Calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

MIDAMERICAN ENERGY COMPANY

Debt Securities

We will provide the specific terms of the debt securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in the debt securities involves risks. See “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The debt securities will not be listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for the debt securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is             , 2013

MidAmerican Energy Company

We are a public utility company headquartered in Iowa that serves 0.7 million regulated retail electric customers in portions of Iowa, Illinois and South Dakota and 0.7 million regulated retail and transportation natural gas customers in portions of Iowa, South Dakota, Illinois and Nebraska. We are principally engaged in the business of generating, transmitting, distributing and selling electricity and in distributing, selling and transporting natural gas. Our service territory covers approximately 11,000 square miles. Metropolitan areas in which we distribute electricity at retail include Council Bluffs, Des Moines, Fort Dodge, Iowa City, Sioux City and Waterloo, Iowa; and the Quad Cities (Davenport and Bettendorf, Iowa and Rock Island, Moline and East Moline, Illinois). Metropolitan areas in which we distribute natural gas at retail include Cedar Rapids, Des Moines, Fort Dodge, Iowa City, Sioux City and Waterloo, Iowa; the Quad Cities; and Sioux Falls, South Dakota. We have a diverse customer base consisting of urban and rural residential customers and a variety of commercial and industrial customers. Principal industries served by us include processing and sales of food products; manufacturing, processing and fabrication of primary metals; farm and other non-electrical machinery; real estate; technology; cement and gypsum products; and government. In addition to retail sales and natural gas transportation, we sell electricity principally to markets operated by regional transmission organizations and natural gas to other utilities and market participants on a wholesale basis. We are a transmission-owning member of the Midwest Independent Transmission System Operator, Inc. and participate in its energy and ancillary services markets.

Our headquarters and principal executive offices are located at 666 Grand Avenue, Suite 500, Des Moines, Iowa 50309-2580. Our telephone number is (515) 242-4300.

Forward-Looking Statements

This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, also referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, also referred to as the Exchange Act. Forward-looking statements can typically be identified by the use of forward-looking words, such as “will,” “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast” and similar terms. These statements are based upon our current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside our control and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others:

•	general economic, political and business conditions, as well as changes in laws and regulations affecting our operations or related industries;

•

changes in, and compliance with, environmental laws, regulations, decisions and policies that could, among other items, increase operating and capital costs, reduce generating facility output, accelerate generating facility retirements or delay generating facility construction or acquisition;

•	the outcome of rate cases and other proceedings conducted by regulatory commissions or other governmental and legal bodies and our ability to recover costs in rates in a timely manner;

•

changes in economic, industry, competition or weather conditions, as well as demographic trends and new technologies, that could affect customer growth and usage, electricity and natural gas supply or our ability to obtain long-term contracts with customers and suppliers;

•	a high degree of variance between actual and forecasted load or generation that could impact our hedging strategy and the cost of balancing our generation resources with our retail load obligations;

•	performance and availability of our generating facilities, including the impacts of outages and repairs, transmission constraints, weather, including wind, and operating conditions;

•

changes in prices, availability and demand for wholesale electricity, coal, natural gas, other fuel sources and fuel transportation that could have a significant impact on generating capacity and energy costs;

•	the financial condition and creditworthiness of our significant customers and suppliers;

•	changes in business strategy or development plans;

•

availability, terms and deployment of capital, including reductions in demand for investment grade commercial paper, debt securities and other sources of debt financing and volatility in the London Interbank Offered Rate, the base interest rate for our credit facilities;

•	changes in our credit ratings;

•	risks relating to nuclear generation;

•

the impact of certain contracts used to mitigate or manage volume, price and interest rate risk, including increased collateral requirements, and changes in commodity prices, interest rates and other conditions that affect the fair value of certain contracts;

•	the impact of inflation on costs and our ability to recover such costs in regulated rates;

•	increases in employee healthcare costs, including the implementation of the Affordable Care Act;

•

the impact of investment performance and changes in interest rates, legislation, healthcare cost trends, mortality and morbidity on pension and other postretirement benefits expense and funding requirements;

•

unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future generating facilities and infrastructure additions;

•	the impact of new accounting guidance or changes in current accounting estimates and assumptions on our consolidated financial results;

•	other risks or unforeseen events, including the effects of storms, floods, fires, explosions, litigation, wars, terrorism, embargoes and other catastrophic events; and

•	other business or investment considerations that may be disclosed from time to time in our filings with the SEC or in other publicly disseminated written documents.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing factors should not be construed as exclusive.

Ratio of Earnings to Fixed Charges

The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated.

	12 Months Ended December 31,
	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges (1)	2.7x	2.8x	2.9x	3.0x	3.8x

(1)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of net income from continuing operations plus income taxes, interest on long-term debt, other interest charges and interest on leases. “Earnings” also include allowances for borrowed and other funds used during construction. “Fixed charges” consist of interest on long-term debt, other interest charges and interest on leases.

Risk Factors

Investing in the debt securities involves risks, including the risks described in the documents we incorporate by reference herein. You should carefully consider these risks and the other information contained or incorporated by reference in this prospectus and any prospectus supplement before deciding to invest in the debt securities, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2012. Subsequent filings with the SEC may contain amended and updated discussions of significant risks. In addition, risks not known to us or that we believe are immaterial also may impair our business operations, financial condition and liquidity.

Use of Proceeds

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the debt securities described in this prospectus for general corporate purposes, which may include additions to working capital, reductions of our indebtedness, refinancing of existing securities and financing of capital expenditures. We may invest funds not immediately required for such purposes in short-term securities. The amount and timing of sales of the debt securities described in this prospectus will depend on market conditions and the availability to us of other funds.

Description of Debt Securities

This prospectus describes the general terms and provisions of the debt securities that we may offer. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

General

We may issue senior debt securities or subordinated debt securities. The senior debt securities will be our direct unsecured obligations and the subordinated debt securities will be our direct unsecured obligations. The senior debt securities will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A. and the subordinated debt securities will be issued under an indenture to be entered into between us and a trustee named in the applicable prospectus supplement. The following summary of the indentures is not a complete description of all of their provisions. We have filed the senior debt securities indenture and the form of the subordinated debt securities indenture as exhibits to the registration statement of which this prospectus is a part. Except to the extent set forth in a prospectus supplement for a particular series of debt securities, the indentures, as amended or supplemented from time to time, will be substantially similar to the indentures filed as exhibits to the registration statement and described below.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms may include:

•	the title of the series of debt securities;

•	whether the series of debt securities are senior debt securities or subordinated debt securities;

•

the aggregate principal amount (or any limit on the aggregate principal amount) of the series of debt securities and, if any debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

•	if other than the entire principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

•	the interest rate or method for calculation of the interest rate;

•	the date from which interest will accrue;

•	the record dates for principal and interest payable on the debt securities;

•	the dates when, places where and manner in which principal and interest will be payable;

•	the securities registrar if other than the trustee;

•	the terms of any mandatory redemption (including any sinking fund requirement) or any redemption at our option;

•	the terms of any repurchase or remarketing rights of third parties;

•	the terms of any redemption at the option of holders of the debt securities;

•	the denominations in which the debt securities are issuable;

•	whether the debt securities will be issued in registered or bearer form and the terms of any such forms of debt securities;

•	whether the debt securities will be represented by a global security and the terms of any such global security;

•	the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

•	if payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the method for determining such payments;

•	provisions for electronic issuance of debt securities or issuance of debt securities in certificated form;

•	any events of default, covenants or defined terms in addition to or in lieu of those set forth in the applicable indenture;

•	whether and upon what terms the debt securities may be defeased;

•	any special tax implications of the debt securities; and

•	any other terms in addition to or different from those contained in the applicable indenture.

The debt securities may bear interest at a fixed or a floating rate, or may bear no interest. Debt securities bearing no interest or bearing interest at a rate below the prevailing market rate at the time of issuance may be deemed to be issued at a discount below their stated principal amount. Further, the holders of any debt securities as to which we have the right to defer interest may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Material federal income tax consequences may result from any such deemed original issue discount or interest deferrals. Any such material federal income tax consequences will be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in right of payment to the senior debt securities described in this prospectus and all of our other current and future senior debt. As of December 31, 2012, $2.2 billion of our senior debt was outstanding, none of which was secured by our assets. Unless otherwise specified in the applicable prospectus supplement, no payments on the subordinated debt securities may be made if (1) any senior debt is not paid when due or (2) the maturity of any senior debt has been accelerated because of a default. Upon any distribution of our assets to creditors upon a bankruptcy, insolvency, liquidation, reorganization or similar event, all amounts due on our senior debt must be paid before any payments are made on the subordinated debt securities.

Subject to the payment in full of all senior debt, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of our senior debt to receive payments or distributions applicable thereto until all amounts owing on the subordinated debt securities are paid in full.

The subordinated indenture will not limit the amount of senior debt that we can incur.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary or nominee thereof that we will identify in the applicable prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the debt securities and the applicable indenture. Except in the limited circumstances described below, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the debt securities or the applicable indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests held by participants on behalf of other persons.

Payments, transfers, exchanges and other matters relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Exchange of Global Securities for Certificated Securities

Except as otherwise may be set forth in the applicable prospectus supplement, the global securities may be exchanged for debt securities in certificated form only in the following circumstances:

•

if the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities, or if the depositary is no longer registered as a clearing agency under the Securities Exchange Act and we do not appoint a replacement depositary within 90 days;

•	an event of default under the applicable indenture occurs; or

•	if we determine, subject to the procedures of the depositary, that a series of debt securities will no longer be represented by global securities.

If any global securities are exchangeable for certificated securities as described above, we will execute, and the trustee will authenticate upon our order, certificated securities of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of such global securities. These certificated securities will be delivered to persons specified by the depositary in exchange for the beneficial interests in the global securities being exchanged.

Redemption and Repayment

The applicable prospectus supplement will specify the following:

•	if the debt securities are subject to any sinking fund and the terms of any such sinking fund;

•	if we may elect to redeem the debt securities prior to maturity and the terms of any such optional redemption;

•	if we will be required to redeem the securities prior to maturity upon the occurrence of certain events and the terms of any such mandatory redemption; and

•	if the holders of the debt securities will have the right to repayment of the debt securities prior to maturity and the terms of any such optional repayment.

If we elect or are required to redeem debt securities, a redemption notice will be sent to each holder of debt securities to be redeemed at least 30 but not more than 60 days prior to the redemption date. The redemption notice will include the following: (1) the redemption date, the places of redemption and the redemption price; (2) a statement that payment of the redemption price will be made on surrender of the debt securities at the places of redemption; (3) a statement that accrued interest to the redemption date will be paid as specified in the notice and that after the redemption date interest will cease to accrue; (4) if less than all of the debt securities of a series are to be redeemed, the particular debt securities or portions thereof to be redeemed; (5) if any debt securities are to be redeemed in part only, the portion of the debt securities to be redeemed and a statement that, upon surrender of the debt securities for redemption, new debt securities having the same terms will be issued in an amount equal to the unredeemed portion; and (6) if applicable, a statement that redemption is subject to the receipt by the trustee prior to the redemption date of sufficient funds to make such redemption.

If notice of redemption is given as specified above, the debt securities called for redemption will become due and payable on the date and at the places stated in the notice at the applicable redemption price, together with accrued interest to the redemption date. After the redemption date, the debt securities subject to redemption will cease to bear interest and will not be entitled to the benefits of the applicable indenture, other than the right to receive payment of the redemption price together with accrued interest to the redemption date.

If debt securities are repayable at the option of the holders prior to maturity, a holder that elects to have its debt securities repaid will be required to deliver such debt securities (or a guarantee of delivery from an eligible institution) to the trustee at least 30 but not more than 45 days prior to the repayment date. For debt securities represented by global securities held by the depositary, the repayment option may be exercised by a direct participant in the depositary on behalf of the beneficial owner by sending written notice to the trustee (specifying certain information regarding the debt securities to be repaid) at least 30 but not more than 60 days prior to the repayment date.

Covenants

In addition to other covenants, if any, as may be described in the applicable prospectus supplement and except as may otherwise be set forth in the applicable prospectus supplement, the indentures will contain the following covenants:

•	a covenant that requires us to maintain an office for payment and registration of transfer or exchange of the debt securities in New York, New York;

•	a covenant that requires us to notify the trustee in writing of any event of default under an indenture within five days after we become aware of such event of default;

•	a covenant that requires us to maintain our corporate existence, rights and franchises, unless the maintenance of such rights and franchises is no longer desirable in the conduct of our business; and

•

a covenant that prohibits us from consolidating with or merging with or into any other person or conveying, transferring or leasing all or substantially all of our property or assets to any other person, unless the surviving company or transferee, as applicable, is a U.S. company and assumes all of our obligations under the indenture.

The covenant described immediately above includes a phrase relating to a conveyance, transfer or lease of “all or substantially all” of our property or assets. Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the nature and extent of the restriction on our ability to convey, transfer or lease all or substantially all of our property or assets, and the protections provided to the holders of debt securities by such restriction, may be uncertain.

Events of Default

Except as described in the applicable prospectus supplement, the following will constitute events of default under the applicable indenture:

•	we fail to pay interest on the debt securities and such failure continues for 30 days;

•	we fail to pay principal of the debt securities when due;

•

we breach any other covenant or representation in the indenture and such breach continues for 90 days (such period to be extended if we are diligently pursuing a cure) after we receive a notice of default with respect thereto;

•

a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days; and

•	we commence a voluntary bankruptcy case or take similar voluntary actions relating to our bankruptcy or insolvency.

Upon the occurrence of an event of default under an indenture, the holders of a majority in aggregate principal amount of the applicable series of debt securities may declare such debt securities to be immediately due and payable. Holders of a majority in principal amount of such debt securities may rescind the acceleration so long as the conditions set forth in the applicable indenture have been satisfied.

Prior to acceleration, holders of a majority in aggregate principal amount of the applicable series of debt securities may waive an event of default, other than (1) an event of default related to non-payment of principal or interest and (2) an event of default related to a covenant or other provision of the indenture that cannot be modified without the consent of each holder of debt securities affected thereby.

Modifications to the Indenture

Except as otherwise set forth in the applicable prospectus supplement, each indenture will contain provisions which allow us and the trustee to amend the indenture without the consent of any holder of debt securities for the following purposes:

•

to cure ambiguities or to cure, correct or supplement any defective or inconsistent provisions, provided that the amended provision shall not adversely affect the interests of holders of outstanding debt securities in any material respect;

•	to add covenants, events of default or collateral, or to surrender a right or power conferred upon us in the indenture;

•	to establish the form of additional debt securities in accordance with the terms of the indenture;

•	to evidence the succession of another company to us and the assumption by the successor of our obligations under the indenture;

•	to grant to or confer upon the trustee for the benefit of the holders any additional rights, remedies, powers or authority;

•	to permit the trustee to comply with any duties imposed upon it by law;

•	to specify further the duties and responsibilities of, and to define further the relationships among, the trustee and any authenticating agent or paying agent for the debt securities; and

•

to change or eliminate any of the provisions of the indenture, so long as the change or elimination becomes effective only when there are no debt securities outstanding that were created prior to the execution of the supplemental indenture or other document evidencing such change or elimination.

Except as set forth in the applicable prospectus supplement, each indenture will contain provisions which allow us and the trustee to amend the indenture for any other purpose with the consent of holders of a majority in aggregate principal amount of the applicable series of debt securities, other than amendments which:

•	change the stated maturity of the applicable series of debt securities;

•	reduce the principal amount of the applicable series of debt securities;

•	reduce the interest rate for the applicable series of debt securities;

•	extend the dates for scheduled payments of principal and interest on the applicable series of debt securities;

•	impair the right of a holder of the applicable series of debt securities to institute suit for the payment of its debt securities; or

•	reduce the percentage of holders of debt securities required to consent to amendments or waive defaults under the indenture.

The items described in the first five bullets above will require the consent of all holders affected by the amendment. The item described in the last bullet above will require the consent of all holders.

Governing Law

The senior indenture and the subordinated indenture will be governed by the laws of the State of New York.

Plan of Distribution

We may offer and sell or exchange the debt securities described in this prospectus:

•	through agents;

•	through one or more underwriters;

•	through one or more dealers;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise); or

•	through a combination of any such methods of sale.

The distribution of the debt securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices;

•	at negotiated prices; or

•	at a fixed exchange ratio in return for other of our securities.

Offers to purchase or exchange the debt securities may be solicited by agents designated by us from time to time. Any such agent will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the debt securities so offered and sold.

If an underwriter or underwriters are utilized in the sale of the debt securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the debt securities.

If a dealer is utilized in the sale of the debt securities, we or an underwriter will sell such debt securities to the dealer as principal. The dealer may then resell such debt securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement relating thereto.

Offers to purchase or exchange the debt securities may be solicited directly by us and sales or exchanges thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We may enter into agreements with agents, underwriters and dealers under which we agree to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. The terms and conditions of such indemnification or contribution will be described in the applicable prospectus supplement. Certain of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

About this Prospectus

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Using this process, we may offer the debt securities described in this prospectus, either separately or with other debt securities registered hereunder, in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will provide a prospectus supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “Where You Can Find More Information.”

Where You Can Find More Information

We file annual, quarterly and special reports and other information with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. Our SEC filings are also available to the public from the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC relating to the debt securities described in this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and the debt securities described in this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information filed by us with the SEC in the future will automatically update and supersede this information.

We incorporate by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file the registration statement that contains this prospectus and prior to the termination of any offering; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below or in a prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and

•	our Current Report on Form 8-K dated March 8, 2013.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Treasurer

MidAmerican Energy Company

666 Grand Avenue, Suite 500

Des Moines, Iowa 50309-2580

(515) 242-4300

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document.

Legal Matters

The validity of the debt securities described in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain matters involving the laws of Iowa will be passed upon for us by Paul J. Leighton, Esq.

Experts

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from MidAmerican Energy Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by MidAmerican Energy Company in connection with the issuance and distribution of the debt securities being registered. All amounts are estimates other than the SEC registration fee.

Amount to be Paid
Registration Fee	$204,600
Federal Taxes	—
State Taxes and Fees	—
Printing Expenses	175,000
Legal Fees and Expenses	400,000
Accounting Fees and Expenses	175,000
Rating Agency Fees	1,100,000
Trustee Fees and Expenses	13,000
Miscellaneous Expenses	50,000

Total	$2,117,600

Item 15.	Indemnification of Directors and Officers

Sections 490.850-490.855 and 490.857 of the Iowa Business Corporation Act permit corporations organized thereunder to indemnify directors, officers, employees and agents against liability under certain circumstances. The Restated Articles of Incorporation, as amended, and the Restated Bylaws, as amended, of MidAmerican Energy Company provide for indemnification of directors, officers and employees to the full extent provided by the Iowa Business Corporation Act. The Articles of Incorporation and the Bylaws state that the indemnification provided therein shall not be deemed exclusive. MidAmerican Energy Company may, but has currently elected not to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of MidAmerican Energy Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not MidAmerican Energy Company would have the power to indemnify such person against such expense, liability or loss under the Iowa Business Corporation Act. MidAmerican Energy Company may also enter into indemnification agreements with its directors and officers to further assure such persons indemnification as permitted by Iowa law.

As permitted by Section 490.832 of the Iowa Business Corporation Act, the Articles of Incorporation of MidAmerican Energy Company provide that no director shall have personal liability to MidAmerican Energy Company or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or the shareholders; (3) a violation of Section 490.833 (relating to certain unlawful distributions to shareholders); or (4) an intentional violation of criminal law.

Item 16.	Exhibits and Financial Statement Schedules

A list of exhibits filed with this registration statement or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price present no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on April 2, 2013.

MIDAMERICAN ENERGY COMPANY

By:	/s/ Paul J. Leighton
Name:	Paul J. Leighton
Title:	Vice President, Secretary and Assistant General Counsel

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Paul J. Leighton and Steven R. Weiss, as his true and lawful attorneys and agents, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William J. Fehrman William J. Fehrman	President, Chief Executive Officer and Director (principal executive officer)	April 2, 2013

/s/ Thomas B. Specketer Thomas B. Specketer	Vice President, Chief Financial Officer and Director (principal financial and accounting officer)	April 2, 2013

/s/ Steven R. Weiss Steven R. Weiss	Senior Vice President and Director	April 2, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1*	Form of Underwriting Agreement

4.1**	Indenture (Senior Debt Securities), dated as of October 1, 2006 (Filed as Exhibit 4.1 to MidAmerican Energy Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, Commission File No. 333-15387)

4.2**	Form of Indenture (Subordinated Debt Securities) (Filed as Exhibit 4.2 to MidAmerican Energy Company’s Registration Statement on Form S-3 dated May 16, 2006, Commission File No. 333-134163)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

5.2	Opinion of Paul J. Leighton, Esq.

12.1**	Computation of Ratios of Earnings to Fixed Charges (Filed as Exhibit 12.1 to MidAmerican Energy Company’s Annual Report on Form 10-K for the year ended December 31, 2012, Commission File No. 333-15387)

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.2	Consent of Paul J. Leighton, Esq. (included in Exhibit 5.2)

23.3	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included in signature pages)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A. for the senior indenture dated as of October 1, 2006

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A. for the form of subordinated indenture

*	To be filed as an exhibit to an amendment hereto or as an exhibit to a document to be incorporated by reference herein.

**	Previously filed.